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                                                                    Exhibit 24.2

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

         I, the undersigned, Nick A. Bacile, Assistant Secretary of TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), do hereby certify that at a meeting of the Board of Directors of the Corporation, duly convened and held on March 22, 1996, at which a quorum of said Board was present and acting throughout, the following resolution was duly adopted:

                 RESOLVED that the issuance and sale by the Company in a public offering (the "Offering") of up to four hundred million dollars ($400,000,000), aggregate principal amount of debt securities (or, if such securities are sold at prices reflecting an original issue discount, such greater principal amount as will result in an initial public offering price of $400 million) at such times, upon such terms and under such conditions as may be subsequently approved, (the "Debt") is hereby authorized and approved.

                 RESOLVED that the officers of the Company be, and they hereby are, authorized on behalf of the Company to take any and all actions which such officers deem necessary or appropriate in order to obtain a permit, register or qualify the Debt for issuance and sale (including filing of a registration statement, ("Registration Statement"), with the Securities and Exchange Commission) or to request an exemption from registration of the Debt or to register or to obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America and of such foreign jurisdictions as such officers may deem necessary or appropriate; and that in connection with such registrations, permits, licenses, qualifications and exemptions, such officers are authorized and directed to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service or process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such officers deem necessary or appropriate in order to maintain the registration in effect for such time period as they may deem to be in the best interests of the Company.

                 RESOLVED that if any resolutions are required to be adopted in connection with any application or other document to be submitted under the securities or "Blue Sky" laws of any state in order to permit the offering of the Debt, such resolutions shall be deemed to have been adopted in the required language with the same force and effect
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         as if set forth here at length and copies thereof shall be filed with the minutes of this meeting.

                 RESOLVED that if an officer of the Company shall so elect, application may be made to the New York Stock Exchange, Inc. and to the Pacific Stock Exchange for the listing upon notice of issuance of the Debt and that the Chairman of the Board, the President or any Vice President or the Secretary of the Company be, and each of them hereby is, authorized and directed by the Company to prepare, execute and file the applications required by such stock exchanges and to make such changes as may be necessary to conform with requirements for the listing of the Debt, to appear (if requested) before officials of such exchanges, to pay any fees required for such additional listing and to perform all other acts and things as may be deemed necessary to effect such listing.

                 RESOLVED that the officers of the Company be, and each of them hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company with its corporate seal or otherwise and to pay such fees and expenses as, in their judgment, shall be proper or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions.

         I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 1996.

                                        /s/ Nick A. Bacile
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                                            Nick A. Bacile
                                         Assistant Secretary